                                                                     EXHIBIT 1.1

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2003-BC3

                                 TERMS AGREEMENT

                                                       Dated: September 18, 2003

To:      Merrill Lynch Mortgage Investors, Inc.

Re: Underwriting Agreement, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") and Merrill Lynch Mortgage Investors, Inc., dated as of February 28, 2003 (the "Underwriting Agreement")

Ladies and Gentlemen:

         The undersigned, (the "Representative") acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), understands that Merrill Lynch Mortgage Investors, Inc., a New York corporation (the "Company"), proposes to issue and sell approximately $370,380,100 original principal amount of Mortgage Loan Asset-Backed Certificates, Series 2003-BC3 (the "Certificates") to be issued under a Pooling and Servicing Agreement, dated as of September 1, 2003, among the Company, as depositor, JPMorgan Chase Bank, as Trustee and Litton Loan Servicing LP, as Servicer (the "Pooling and Servicing Agreement"). The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement and Prospectus (collectively, the "Prospectus") prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Merrill agrees to be bound by all of the terms and conditions of the Underwriting Agreement, as modified by this Terms Agreement. Terms not otherwise defined herein shall have the meaning set forth in the Prospectus.

         The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 10:00 a.m., New York City time, on September 25, 2003. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters, severally and not jointly, agree to purchase the original principal amounts of the Certificates set forth in the table below under the title "Terms of the Certificates and Underwriting Compensation" at the purchase prices set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus.

SURF 2003-BC3
Terms Agreement

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

Series Designation:         Mortgage Loan Asset-Backed Certificates, Series
                            2003-BC3

Underwriters:               Merrill, Countrywide Securities Corporation
                            ("Countrywide") and Banc of America Securities LLC
                            ("BOA")

Terms of the Certificates and Underwriting Compensation:

                                     PRINCIPAL AMOUNT
                  PRINCIPAL           TO BE PURCHASED
                AMOUNT TO BE            BY EACH OF         PASS-
                PURCHASED BY         COUNTRYWIDE AND     THROUGH            PRICE TO        UNDERWRITING
CLASSES          MERRILL (1)             BOA(1)            RATE              PUBLIC           DISCOUNT
---------------------------------------------------------------------------------------------------------
   A           $259,729,400.00        $22,917,300.00       (2)             100.0000%           0.2200%
---------------------------------------------------------------------------------------------------------
  M-1          $ 19,676,650.00        $ 1,736,175.00       (2)             100.0000%           0.2600%
---------------------------------------------------------------------------------------------------------
  M-2          $ 16,528,250.00        $ 1,458,375.00       (2)             100.0000%           0.3500%
---------------------------------------------------------------------------------------------------------
  M-3          $  5,509,700.00        $   486,150.00       (2)             100.0000%           0.4000%
---------------------------------------------------------------------------------------------------------
  B-1          $  4,722,600.00        $   416,700.00       (2)             100.0000%           0.6000%
---------------------------------------------------------------------------------------------------------
  B-2          $  4,722,600.00        $   416,700.00       (2)              95.6797%           0.6500%
---------------------------------------------------------------------------------------------------------
  B-3             3,933,800.00        $   347,100.00       (2)              82.9768%           0.6500%
---------------------------------------------------------------------------------------------------------
   R           $        100.00        $         0.00       (2)             100.0000%           0.0000%
---------------------------------------------------------------------------------------------------------
 TOTAL         $314,823,100.00        $27,778,500.00
---------------------------------------------------------------------------------------------------------

------------------------
(1) Approximate. Subject to permitted variance in each case of plus or minus
    10%.

(2) Adjusts monthly, as described in the Prospectus Supplement.

Selling Concession and Reallowance Discount:

         The Underwriters will initially offer the Certificates to certain dealers at such price less a selling concession not to exceed the percentage of the certificate denomination set forth below, and the Underwriters may allow, and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below.

-------------------------------------------------------------------
CLASS            SELLING CONCESSION            REALLOWANCE DISCOUNT
-------------------------------------------------------------------
  A                   0.1320%                        0.0660%
-------------------------------------------------------------------
 M-1                  0.1560%                        0.0780%
-------------------------------------------------------------------

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Terms Agreement
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
 M-2                  0.2100%                        0.1050%
-----------------------------------------------------------
 B-1                  0.2400%                        0.1200%
-----------------------------------------------------------
 B-2                  0.3600%                        0.1800%
-----------------------------------------------------------
 B-2                  0.3900%                        0.1950%
-----------------------------------------------------------
 B-3                  0.3900%                        0.1950%
-----------------------------------------------------------
  R                   0.0000%                        0.0000%
-----------------------------------------------------------

Certificate Rating:                     Aaa by Moody's Investors Service
                                        ("Moody's") and AAA by Standard &
                                        Poor's, a division of The McGraw Hill
                                        Companies, Inc. ("S&P") on the Class A
                                        Certificates, the Class S Certificates
                                        and the Class R Certificate.

                                        Aa2 by Moody's and AA+ by S&P on the
                                        Class M-1 Certificates.

                                        A2 by Moody's and A+ by S&P on the Class
                                        M-2 Certificates.

                                        Baa1 by Moody's and BBB+ by S&P on the
                                        Class B-1 Certificates.

                                        Baa2 by Moody's and BBB by S&P on the
                                        Class B-2 Certificates.

                                        Baa3 by Moody's and BBB- by S&P on the
                                        Class B-3 Certificates.

REMIC Election:                         Three or more REMIC elections.

Credit Enhancement:                     Excess Interest; Overcollateralization;
                                        Subordination.

Cut-off Date:                           The Cut-off Date is September 1, 2003.

Distribution Date:                      The 25th day of each month (or, if such
                                        25th day is not a business day, the
                                        business day immediately following)
                                        commencing October 2003.

Purchase Price:                         The Purchase Price for the Certificates
                                        to be paid by the Underwriters will be
                                        99.44% of the aggregate principal
                                        balance of the Certificates as of the
                                        Closing Date less an underwriting
                                        discount of 0.25%.

Return of Purchase Price:               In the event that the Underwriters pay
                                        the Purchase Price to the Company and
                                        the Certificates are not issued to the
                                        Underwriters on the same date, the
                                        Company agrees to return the Purchase
                                        Price to the Underwriters by 5:00 p.m.
                                        on that day.

Underwriting Commission:                Notwithstanding anything to the contrary
                                        in the Underwriting Agreement, no
                                        additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase

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                                        of the Certificates.

Closing Date and Location:              September 25, 2003 at the offices of
                                        Morgan, Lewis & Bockius LLP, New York,
                                        New York.

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         Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED, as Representative acting
                                         on behalf of the Underwriters

                                         By: ___________________________________
                                         Name:  Matthew Whalen
                                         Title: Authorized Signatory

ACCEPTED:

MERRILL LYNCH MORTGAGE INVESTORS, INC.

By: ____________________________________
Name:  Matthew Whalen
Title: President

SURF 2003-BC3
Terms Agreement